CONSENT OF FINANCIAL ADVISOR

We consent to the references to our firm under the caption "Opinions of Anchor's Financial Advisors" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Carolina First Corporation in connection with the proposed merger of Anchor Financial Corporation with and into Carolina First Corporation, pursuant to an Agreement and Plan of Merger dated January 10, 2000.


                                              THE ORR GROUP

                                              By: /s/
                                                 -----------------------------
                                                 Laney G. Orr, III


March 15, 2000